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                     Exhibit B-10(b)(13)

                    EMPLOYMENT AGREEMENT



This Employment Agreement ("Agreement") is entered into as of this ____ day of ___________, ________ by and between
Gold Kist, Inc. ("EMPLOYER"), a Georgia agricultural cooperative, and ________________________ ("EMPLOYEE"), an individual residing in ______________, ______________.

     In consideration of the promises, covenants and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, EMPLOYEE and EMPLOYER agree as follows:

1.   Employment and Term.

     EMPLOYER hereby employs EMPLOYEE and EMPLOYEE hereby accepts employment in the position of _____________________________________ (the "Position") upon the terms and conditions set forth in this Agreement.  This
Agreement shall exist for an initial term of 5 years commencing on the date of this Agreement. Subject to the remaining provisions of this Agreement, this Agreement will automatically renew upon each ensuing expiration for an additional 5-year term. If either party desires not to renew this Agreement, such party must provide the other party with written notice of their intent not to renew at least 180 days prior to the next expiration date.

2.   Services.

     During the term of employment hereunder, EMPLOYEE shall use his best efforts in the performance of the duties of the Position. EMPLOYER and EMPLOYEE agree that EMPLOYEE's duties in the Position shall be determined by EMPLOYER and may be altered by EMPLOYER from time to time at its sole discretion. Notwithstanding the foregoing, EMPLOYEE's duties, responsibilities and authority shall not be materially reduced or altered from those duties he enjoys or is performing in the Position at the time of execution of this Agreement.

3.   Promotion or Change in Position.

     This Agreement contemplates the possibility that EMPLOYEE will be promoted to another office or position. In the event of such a promotion, the terms of this Agreement shall continue to apply, and the new position into which EMPLOYEE has been promoted shall be considered the "Position" as used and contemplated in this Agreement. EMPLOYEE shall not be transferred or otherwise assigned to any position generally considered to involve less or fewer duties, responsibilities or authority at EMPLOYER.

4.   Compensation.

     During the term of this Agreement:

          (a) Salary. EMPLOYER shall pay to EMPLOYEE an annual salary in the amount of ___________________________, less taxes and other normal withholdings. Said salary shall be paid to EMPLOYEE in equal bi-weekly installments. EMPLOYEE's salary shall be reviewed and adjusted by the Compensation Committee of the Board of Directors (the "Board") on at least an annual basis, and EMPLOYEE's salary shall not be reduced unless such a change is consistent with and the result of reductions made regarding other executives as a group.

          (b) Bonus. EMPLOYEE shall be eligible for a bonus based upon any existing bonus plan or a successor plan applicable to executives of EMPLOYER.

          (c) Executive Benefits. EMPLOYEE shall be entitled to receive or participate in all employment benefits or benefit plans currently made available to EMPLOYEE and/or generally made available by EMPLOYER to its employees to the same extent and under the same conditions as other covered employees at the executive level. This includes, without limitation, participation in any Supplemental Executive Retirement Plan (a "SERP").

5.   Termination.

     EMPLOYEE acknowledges and agrees that this Agreement, and his employment with EMPLOYER, shall be terminated upon the occurrence of any of the following events:

          (a) EMPLOYEE's death. Upon such an occurrence, EMPLOYER shall be obligated to EMPLOYEE's legal representative only with respect to salary earned by EMPLOYEE prior to EMPLOYEE's death, subject to the terms of any benefit plan which may apply.

          (b) EMPLOYEE becoming or remaining Disabled. EMPLOYEE shall be deemed to be "Disabled" if EMPLOYEE is deemed to be permanently disabled within the meaning of any disability insurance policy maintained by EMPLOYER for EMPLOYEE. Upon such an occurrence, EMPLOYER shall be obligated to EMPLOYEE only with respect to salary earned by EMPLOYEE prior to EMPLOYEE's becoming Disabled, subject to the terms of any benefit plan which may apply.

          (c) Mutual written agreement between EMPLOYER and EMPLOYEE to terminate.

          (d) Immediately upon written notice by EMPLOYER given for any reason or no reason, excluding a "for cause" termination as described in subsection 4(e), below. In the event of a termination pursuant to this subsection, EMPLOYEE shall be entitled to receive salary continuation for the remaining term of this Agreement or for 4 years, whichever is greater; credit for years of service under any SERP or other retirement or supplemental income plan for a number of years equivalent to the remaining term of this Agreement or 4 years, whichever is greater; an amount equivalent to the maximum achievable bonus relating to the Position or the position assuming a substantial portion of the duties previously performed by EMPLOYEE in the Position for the remaining term of this Agreement or 4 years, whichever is greater, on a pro-rated basis; and continuation of medical benefits for the remaining term of this Agreement or 4 years, whichever is greater, whether pursuant to COBRA or otherwise. In the event that any of the consideration set forth above cannot be provided consistent with the terms of a benefit plan, EMPLOYER shall provide EMPLOYEE with the substantial equivalent, whether in kind or through payment of a sum equivalent to the value of the promised consideration. Further, with respect to salary continuation as referenced in this subsection, EMPLOYEE shall have the option to elect to receive a lump sum payment, reduced to present value, provided such election is made within 60 days of termination, and provided further that EMPLOYER shall have an additional 60 days in which to make such payment.

          (e) Immediately upon written notice of termination from EMPLOYER for cause. A termination shall be considered to be "for cause" if it occurs in conjunction with a determination by the Board that EMPLOYEE has committed or engaged in either (i) any act that constitutes, on the part of the EMPLOYEE, fraud, dishonesty or gross dereliction of duty; or
               (ii) conduct by EMPLOYEE in his office with EMPLOYER that is inappropriate and demonstrably likely to lead to material injury to EMPLOYER, as determined by the Board acting reasonably and in good faith. PROVIDED, that in the case of
               (ii),such conduct shall not constitute "cause" unless the Board shall have delivered to EMPLOYEE written notice setting forth with specificity (A) the conduct deemed to qualify as "cause", (B) reasonable action that would remedy such objection, and (C) a reasonable time (not less than 30 days) within which EMPLOYEE may take such remedial action, and EMPLOYEE shall not have taken such specified remedial action within the specified time. In the event of a termination for cause, EMPLOYEE shall be entitled to receive only the salary earned and unpaid for the period preceding the giving of written notice of termination for cause.

          (f) Immediately upon written notice from EMPLOYEE for good reason. For purposes of this Agreement, a termination shall be considered to be "for good reason" if it occurs subsequent to any of the following: the assignment to EMPLOYEE, without EMPLOYEE's prior written consent, of any duties inconsistent with EMPLOYEE's Position, duties, responsibilities or authority as provided for in this Agreement or an adverse change in EMPLOYEE's titles or offices; a reduction in EMPLOYEE's salary, as the same may be increased from time to time unless such a change is consistent with and the result of reductions made regarding other executives as a group; a termination by EMPLOYER of any retirement, benefit or welfare plan in which EMPLOYEE is currently participating, without substituting plans providing EMPLOYEE with substantially similar benefits, or the taking of any action by EMPLOYER which would adversely affect EMPLOYEE's participation in or materially reduce EMPLOYEE's benefits under any of such plans or deprive EMPLOYEE of any material fringe benefit enjoyed by EMPLOYEE; a material reduction in EMPLOYEE's duties, responsibilities or authority unless replaced with new duties, responsibilities or authority of comparable value to EMPLOYER within 30 days; a material breach of this Agreement by EMPLOYER; or the occurrence of a Change in Control provided a decision to terminate on this basis is made and communicated in writing by EMPLOYEE during the period from the Change in Control through the first anniversary of the Change in Control. PROVIDED, that any termination by EMPLOYEE pursuant to this subsection shall not constitute termination "for good reason" unless EMPLOYEE shall first have delivered to EMPLOYER written notice setting forth with specificity the occurrence deemed to give rise to a right to terminate for good reason, and there shall have passed a reasonable time (not less than 60 days) within which EMPLOYER may take action to correct, rescind or otherwise substantially reverse the occurrence supporting termination for good reason as identified by EMPLOYEE. For purposes of this subsection, Change in Control shall have the meaning set forth in the EMPLOYEE's current Executive's Change-in-Control Agreement with EMPLOYER. In the event of a termination for good reason pursuant to this subsection, EMPLOYEE shall be entitled to all compensation and other consideration provided for in relation to a termination under subsection 5(d).

          (g)  Immediately upon the expiration of this
               Agreement.  In the event of expiration,
               EMPLOYEE shall be entitled to all
               compensation and other consideration provided for in relation to a termination under subsection 5(d); provided however that no such payment for termination shall be due EMPLOYEE if this Agreement had been renewed two (2) times prior to termination.

6.   Non-recruitment of Employees Covenant.

     EMPLOYEE agrees that he will not, for so long as he is employed by EMPLOYER, and for a period of two (2) years immediately following the termination of his employment, solicit or induce, or attempt to solicit or induce, any employee of the EMPLOYER to terminate his or her relationship with EMPLOYER or to enter into an employment or agency relationship with EMPLOYEE or with any other person or entity other than EMPLOYER.

7.   Covenant Not to Compete.

     EMPLOYEE covenants and agrees that during the term of his employment with EMPLOYER and for a period of two (2) years immediately following the termination of said employment, he will not, directly or indirectly, obtain or accept a "Competitive Position" with a "Competitor" of EMPLOYER. For purposes of this Agreement, a "Competitor" of EMPLOYER is any business, individual, partnership, joint venture, association, firm, corporation or other entity engaged, wholly or in part, in those businesses in which EMPLOYER is currently engaged or may be engaged during the employment of EMPLOYEE. A "Competitive Position" is any employment with a "Competitor" of EMPLOYER in a position in which EMPLOYEE will use or is likely to use any Confidential Information or Trade Secrets (as those terms are defined in Paragraph 6(a) of this Agreement), or in which EMPLOYEE has duties for such "Competitor" of EMPLOYER that are the same as or substantially similar to those actually performed by EMPLOYEE for EMPLOYER. Nothing contained in this subsection is intended to prevent EMPLOYEE from investing in stock or other securities listed on a national securities exchange or actively traded on the over the counter market of any corporation; provided, however, that EMPLOYEE shall not hold more than a total of five percent (5%) of all issued and outstanding stock or other securities of any Competitor.

8.   Waiver.

     The parties agree that no failure or delay in exercising, enforcing or asserting any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any such right, power or privilege.

9.   Severability.

     The restrictive covenants set forth in this Agreement shall be considered and construed as separate and independent covenants. Should any such covenant, or any part thereof, be held invalid, void or unenforceable in any court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part, covenant or provision of this Agreement.

10.  Governing Law.

     This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Georgia without regard to the conflicts of laws or rules of any other forum state in which an action may be pursued.

11.  Assignment.

     This Agreement may not be assigned by EMPLOYEE to any other person or entity but may be assigned by EMPLOYER at its discretion to any successor or transferee of EMPLOYER.

12.  Titles.

     The titles, headings and captions used in this Agreement are for convenience of reference only and shall in no way limit, define, expand, or otherwise affect the meaning or construction of any provision of this Agreement.

13.  Entire Agreement.

     This Agreement is intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and represents the complete and exclusive statement of the terms of their agreement. There have been no offers or inducements with regard to the making of this Agreement except as set forth herein. This Agreement may be modified only by a written instrument signed by each of the parties hereto.


GOLD KIST, INC.


By:                           _____________________________
___________________________   _
Print Name:                   Print
____________________          Name:____________________
Date:                         Date:
_________________________     _________________________


_____________________________ _____________________________
_                             __
Witness                       Witness
Print                         Print
Name:____________________     Name:______________________
Date:                         Date:
_________________________     ____________________________



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